FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2015 FOURTH QUARTER AND FULL YEAR RESULTS
LOUISVILLE, Ky. (February 24, 2016) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI or Company) today reported business results for the quarter and full year ended December 31, 2015.
Full Year 2015 Highlights

•	Generated record net revenue of $1,212.3 million, 49% higher than the prior year

•	Delivered Adjusted EBITDA of $335.6 million, 66% higher than the prior year

•	Drove net cash flows from operating activities of $264.5 million, up 87% over prior year
“We delivered record net revenue, Adjusted EBITDA, and net cash flows from operations for the year,” says Bill Carstanjen, CDI’s Chief Executive Officer. “These results are a reflection of the strength of the Company’s operations and our disciplined approach to capital allocation and operational efficiency over time. As we look forward to 2016, we will continue to position our company for long-term sustainable growth.”

CONSOLIDATED RESULTS	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data):	2015	2014	2015	2014

Net revenue	$272.4	$168.1	$1,212.3	$812.2
Adjusted EBITDA-a)	59.5	28.5	335.6	202.5
Net income (loss)	7.5	(13.8)	65.2	46.4
Diluted net income (loss) per share	$0.43	$(0.81)	$3.71	$2.64

(a- Non-GAAP measure. See explanation of non-GAAP measures below.
In the fourth quarter 2015, net revenue, Adjusted EBITDA and net income grew significantly compared to the prior year as a result of the Big Fish Games acquisition. Net revenue growth also benefited from an increase in TwinSpires handle and from organic growth at our Oxford Casino property. The Adjusted EBITDA growth also benefited from cost reductions in our Racing and Casinos segments and from a correction in the Corporate segment related to deferred compensation. The increase in net income for the quarter was a result of strong Adjusted EBITDA growth partially offset by higher depreciation, amortization and income tax expense.
In 2015, net revenue, Adjusted EBITDA and net income grew significantly compared to the prior year as a result of the Big Fish Games acquisition. Net revenue growth also benefited from a record setting Kentucky Oaks and Derby week, a 7.5% increase in TwinSpires handle and organic growth at our Oxford Casino. The Adjusted EBITDA growth also benefited from cost reductions in the racing segment as a result of the cessation of Calder pari-mutuel operations and cost controls in our Casinos. The increase in net income for 2015 was driven by strong Adjusted EBITDA growth and a correction in the Corporate segment related to deferred compensation that was partially offset by Big Fish Games related adjustments, Calder racing exit costs, depreciation, amortization, interest expense and income tax expense.

Operating Segment Summaries:

RACING	Three Months Ended December 31,		Year Ended December 31,
(in millions):	2015	2014	2015	2014

Net revenue	$29.9	$30.4	$248.6	$261.5
Adjusted EBITDA	(4.4)	(5.4)	71.8	61.1
For the quarter, net revenue decreased $0.5 million as a strong Churchill Downs Fall Meet and growth at Fair Grounds was more than offset by lower net revenue at Arlington. Adjusted EBITDA increased $1.0 million driven primarily by a strong Churchill Downs Fall Meet.
For the full year, net revenue decreased $12.9 million primarily driven by a $17.3 million reduction as a result of the July 2014 cessation of pari-mutuel operations at Calder and a $6.6 million decrease in Arlington net revenue driven by fewer live race days resulting in lower attendance and pari-mutuel handle. Partially offsetting these declines was an increase in net revenue from a record Kentucky Oaks and Derby week. Adjusted EBITDA for 2015 increased $10.7 million due to $6.0 million of increased profitability from Kentucky Oaks and Derby week, $3.8 million due to the cessation of pari-mutuel operations at Calder during 2014, $1.5 million from Churchill Downs outside of Derby week and $0.3 million from Fair Grounds. These increases were partially offset by a $0.9 million decrease due to lower pari-mutuel net revenue at Arlington.

CASINOS	Three Months Ended December 31,		Year Ended December 31,
(in millions):	2015	2014	2015	2014

Net revenue	$80.4	$78.5	$332.3	$328.3
Adjusted EBITDA	26.7	22.7	108.5	101.1
During the quarter, Casinos net revenue increased $1.9 million from the prior year primarily driven by organic growth at Oxford Casino and growth in our VSI net revenue from the addition of new and upgraded video poker machines throughout our Louisiana properties. Partially offsetting this growth was a decline in net revenue at our Mississippi properties and a decline at Fair Grounds Slots from a smoking ban in Orleans Parish. Adjusted EBITDA grew $4.0 million from the strength of the Oxford Casino and VSI properties as well as increases for both our Mississippi properties resulting from effective cost controls.
For the full year, Casinos net revenue increased $4.0 million driven by organic growth at Oxford Casino, improved performance of our VSI locations in Louisiana, and increased net revenue from Calder. This growth was partially offset by the impact of the New Orleans smoking ban on our Fair Grounds Slots property and a decline in net revenue from our Mississippi properties. Adjusted EBITDA increased $7.4 million in 2015 driven by a $2.7 million increase at Oxford Casino as a result of strong net revenue trends, a $2.5 million increase at Riverwalk as a result of disciplined labor and other variable expense reductions, a $1.4 million increase at Miami Valley Gaming from growth despite new competition and a $1.2 million increase from VSI market share growth. Partially offsetting these increases was a $1.7 million decrease at Fair Grounds Slots as a result of the parish-wide smoking ban on April 22, 2015.

TWINSPIRES	Three Months Ended December 31,		Year Ended December 31,
(in millions):	2015	2014	2015	2014

Net revenue	$43.8	$40.9	$200.2	$190.3
Adjusted EBITDA	9.9	10.1	51.5	45.3
During the quarter, net revenue improved $2.9 million due to a 10.8% increase in handle compared to a total industry increase of 2.3%. Adjusted EBITDA declined $0.2 million as net revenue growth was more than offset with higher marketing expense related to the Breeders’ Cup, higher New York taxes and licensing and regulatory costs in Virginia.
For the full year, net revenue grew $9.9 million primarily due to a 7.5% increase in handle compared to a total industry increase of 1.2%. Partially offsetting this increase was a decline related to the cancellation of a low-margin, third party administrative call center agreement. Adjusted EBITDA increased $6.3 million from the strong net revenue growth and from lower expense as a result of the discontinuation of Luckity, our online real-money bingo operation. These increases were partially offset by higher marketing expense related to marquee racing events in 2015 and from higher pari-mutuel tax rates.

BIG FISH GAMES	Three Months Ended December 31,		Year Ended December 31,
(in millions):	2015	2014	2015	2014

Net revenue	$113.7	$13.9	$413.7	$13.9
Adjusted EBITDA	26.5	3.8	108.0	3.8
In the fourth quarter 2015 and for the full year 2015, net revenue and Adjusted EBITDA for Big Fish Games grew significantly compared to the prior year as a result of the acquisition in December 2014. Big Fish Games net revenue includes amounts recognized from its social casino, casual and mid-core free-to-play and premium paid games. Our net revenue is reflective of the strong growth in our casual free-to-play bookings and ongoing growth in the Big Fish Casino platform. Our 2015 net revenue includes a $20.8 million reduction resulting from the adjustment down to fair value of the deferred revenue balance assumed as part of the Big Fish acquisition based on business combination accounting rules.

	Three Months Ended December 31,		Year Ended December 31,
(in millions):	2015	2014-b)	2015	2014-b)

Bookings
Casino	$48.1	$46.9	$193.0	$157.1
Casual Free-to-Play	47.4	16.2	151.2	38.6
Premium	25.8	32.5	109.0	140.4
Total Bookings-a)	$121.3	$95.6	$453.2	$336.1

(a- Bookings is a non-GAAP financial measure equal to the revenue recognized plus the change in deferred revenue for the period.
(b- Big Fish Games bookings for periods ended December 31, 2014 are only included in the consolidated financial results from acquisition date of December 16, 2014 forward. The fourth quarter and full year bookings results for 2014 are included here for comparative purposes only.

For the quarter, total bookings grew $25.7 million or 27% on a comparative basis over the full fourth quarter 2014 bookings. Casino and Casual Free-to-Play business lines continued to show growth more than offsetting the decline in the Premium business line. Casino bookings grew by $1.2 million, driven by a 15% increase in average bookings per paying user compared to the fourth quarter of 2014, which was partially offset by an 11% decline in average paying users. Casual Free-to-Play bookings’ growth of $31.2 million was driven by a 132% increase in quarterly average paying users and a 26% increase in average bookings per paying user. Our growth in Casual Free-to-Play bookings was driven by the continued success of Gummy Drop!, as well as the late third quarter launch of Dungeon Boss. Premium bookings declined $6.7 million, or 21%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games. In addition, the foreign currency impact from the strengthening U.S. dollar (USD) reduced Premium bookings by $1.1 million.
For the full year, total bookings grew $117.1 million or 35% on a comparative basis over the full year 2014. Casino bookings grew by $35.9 million, driven by a 12% increase in average paying users and a 10% increase in average bookings per paying user compared to the full year of 2014. Casual Free-to-Play bookings’ growth of $112.6 million was driven by a 165% increase in average paying users and a 48% increase in average bookings per paying user. Our growth in Casual Free-to-Play bookings was driven by the continued success of Gummy Drop!, as well as the late third quarter launch of Dungeon Boss. Premium bookings declined $31.0 million, or 22%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games. In addition, the foreign currency impact from the strengthening U.S. dollar (USD) reduced Premium bookings by $5.7 million.
Stock Repurchase
In February 2016, the board of directors reauthorized a common stock repurchase program of up to $150 million. The new program replaces the prior $150 million program that was authorized during 2015 and had unused authorization of $11.9 million. The new authorized amount includes and is not in addition to any unspent amounts remaining under the prior authorization. Repurchases may be made at management’s discretion from time to time on the open market (either with or without a 10b5-1 plan) or through privately negotiated transactions. The repurchase program has no time limit and may be suspended or discontinued at any time.
Conference Call
A conference call regarding this news release is scheduled for Thursday, February 25, 2016, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 50839574 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon EDT on Thursday, February 25, 2016 and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Non-GAAP Measures
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization and certain other items as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”). Churchill Downs Incorporated uses Adjusted EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

About Churchill Downs Incorporated
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We are a leader in brick-and mortar casino gaming with gaming positions in six states, and we are the largest, legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world’s largest producers and distributors of mobile games through Big Fish Games, Inc. Additional information about CDI can be found online at www.churchilldownsincorporated.com
Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; maintaining favorable relationships we have with third-party mobile platforms, the inability to secure new content from third-party developers on favorable terms, keeping our games free from programming errors or flaws, the effect if smart phone and tablet usage does not continue to increase; the financial performance of our racing operations; the impact of casino competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana and Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; a substantial change in law or regulations affecting pari-mutuel or casino activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana or Ohio law or regulations that impact revenue or costs of racing in those states; the presence of wagering and casino operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate acquisitions and planned expansion projects including the effect of required payments in the event we are unable to complete acquisitions; our ability to successfully complete any divestiture transaction; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; the ability of Big Fish Games or TwinSpires to prevent security breaches within their online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenue at historic or anticipated levels and achieve anticipated cost savings; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limitation, agreements on sharing of revenue from casinos and advance deposit wagering); and the effect of claims of third parties to intellectual property rights.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited except year ended 2015 and 2014 amounts)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per common share data)	2015	2014	2015	2014
Net revenue:
Racing	$29,862	$30,384	$248,603	$261,453
Casinos	80,435	78,506	332,299	328,294
TwinSpires	43,759	40,907	200,168	190,333
Big Fish Games	113,716	13,855	413,685	13,855
Other Investments	4,436	4,261	16,636	17,125
Corporate	179	209	910	1,158
	272,387	168,122	1,212,301	812,218
Operating expense:
Racing	37,700	41,074	190,225	216,269
Casinos	58,204	58,848	240,868	243,335
TwinSpires	30,439	31,293	133,302	133,553
Big Fish Games	94,478	15,971	340,088	15,971
Other Investments	4,866	5,831	18,418	22,247
Corporate	(2,278)	472	—	1,941
Selling, general and administrative expense	22,537	24,510	90,787	82,385
Research and development	9,370	—	39,399	—
Calder exit costs	364	—	13,854	2,298
Acquisition-related charges	4,338	3,826	21,748	3,826
Operating income (loss)	12,369	(13,703)	123,612	90,393
Other income (expense):
Interest income	(190)	5	42	20
Interest expense	(7,259)	(5,735)	(28,595)	(20,842)
Equity in income (losses) of unconsolidated investments	2,936	475	11,180	6,328
Miscellaneous, net	379	137	5,850	619
	(4,134)	(5,118)	(11,523)	(13,875)
Income from continuing operations before provision for income taxes	8,235	(18,821)	112,089	76,518
Income tax (provision) benefit	(727)	5,014	(46,892)	(30,161)
Income (loss) from continuing operations	7,508	(13,807)	65,197	46,357

Net income (loss) per common share data:
Basic
Net income (loss)	$0.44	$(0.81)	$3.75	$2.67
Diluted
Net income (loss)	$0.43	$(0.81)	$3.71	$2.64
Weighted average shares outstanding:
Basic	17,191	17,118	17,225	17,271
Diluted	17,319	17,118	17,576	17,589

Other comprehensive loss:
Foreign currency translation, net of tax	(106)	(125)	(463)	(125)
Other comprehensive loss	(106)	(125)	(463)	(125)
Comprehensive income (loss)	$7,402	$(13,932)	$64,734	$46,232

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$74,528	$67,936
Restricted cash	29,686	26,065
Accounts receivable, net	67,715	75,890
Deferred income taxes	—	18,519
Income taxes receivable	1,037	29,455
Game technology and rights, net	10,339	530
Other current assets	39,524	24,135
Total current assets	222,829	242,530
Property and equipment, net	573,172	595,315
Investment in and advances to unconsolidated affiliates	129,746	109,548
Goodwill	841,724	840,947
Other intangible assets, net	496,153	549,972
Other assets	13,820	17,941
Total assets	$2,277,444	$2,356,253
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,120	$45,182
Purses payable	12,139	11,169
Account wagering deposit liabilities	20,351	18,137
Accrued expense	97,836	93,286
Tax refund due to Big Fish Games former equity holders	426	18,087
Deferred revenue	46,029	51,833
Deferred revenue - Big Fish Games	81,301	41,747
Big Fish Games deferred payment, current	28,050	28,139
Big Fish Games earnout liability, current	279,490	—
Current maturities of long-term debt	16,250	11,250
Dividends payable	19,110	17,419
Total current liabilities	640,102	336,249
Long-term debt, net of current maturities and loan origination fees	171,862	458,318
Notes payable, including premium and net of debt issuance costs	593,670	294,536
Big Fish Games deferred payment, net of current amount due	26,670	51,620
Big Fish Games earnout liability	65,710	327,800
Deferred revenue	16,068	16,489
Deferred income taxes	127,883	149,522
Other liabilities	18,282	21,718
Total liabilities	1,660,247	1,656,252
Commitments and contingencies	—	—
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 16,600 shares issued at December 31, 2015 and 17,472 shares issued at December 31, 2014	134,026	262,280
Retained earnings	483,759	437,846
Accumulated other comprehensive loss	(588)	(125)
Total shareholders’ equity	617,197	700,001
Total liabilities and shareholders’ equity	$2,277,444	$2,356,253

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Year Ended December 31,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$65,197	$46,357
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109,706	68,257
Game technology and rights amortization	9,678	—
Impairment and acquisition charges	34,696	7,073
Gain on sale of equity investments	(5,817)	—
Dividend from investment in unconsolidated affiliates	15,250	—
Equity in (income) losses of unconsolidated investments	(11,180)	(6,328)
Stock-based compensation	13,849	11,931
Deferred tax (benefit) provision	(3,444)	14,839
Loss (gain) on sale of business and asset dispositions	281	(382)
Other	4,659	619
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Other current assets	(15,295)	(3,255)
Game technology and rights	(19,800)	—
Income taxes	28,488	206
Deferred revenue	38,333	639
Other assets and liabilities	(75)	1,663
Net cash provided by operating activities	264,526	141,619
Cash flows from investing activities:
Additions to property and equipment	(43,510)	(54,486)
Acquisition of businesses, net of cash acquired	(959)	(366,045)
Acquisition of gaming licenses	(2,250)	(2,250)
Investment in joint ventures	(460)	(17,906)
Proceeds from sale of equity investment	6,000	—
Purchases of minority investments	(24,519)	(602)
Proceeds from sale of assets	213	981
Net cash used in investing activities	(65,485)	(440,308)
Cash flows from financing activities:
Borrowings on bank line of credit	704,178	804,986
Repayments of bank line of credit	(985,783)	(403,822)
Big Fish Games deferred payment	(28,428)	—
Tax refund payments to Big Fish Games equity holders	(17,711)	—
Proceeds from note issuance	300,000	—
Payment of dividends	(17,419)	(15,186)
Repurchase of common stock	(147,554)	(76,582)
Common stock issued	1,213	7,475
Windfall tax provision from stock-based compensation	5,553	7,708
Loan origination fees and debt issuance costs	(4,626)	(2,101)
Other	(67)	(429)
Net cash (used in) provided by financing activities	(190,644)	322,049
Net increase in cash and cash equivalents	8,397	23,360
Effect of exchange rate changes on cash	(1,805)	(132)
Cash and cash equivalents, beginning of year	67,936	44,708
Cash and cash equivalents, end of year	$74,528	$67,936

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2015 and 2014 amounts)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per common share data)	2015	2014	2015	2014
Net revenue from external customers:
Racing:
Churchill Downs	$14,462	$14,680	$151,125	$143,191
Arlington	5,496	6,023	54,405	60,312
Fair Grounds	9,203	8,880	40,343	38,625
Calder	701	801	2,730	19,325
Total Racing	29,862	30,384	248,603	261,453
Casinos:
Oxford Casino	19,606	17,718	80,405	76,526
Riverwalk Casino	12,034	12,208	49,758	50,139
Harlow’s Casino	11,507	11,774	48,978	50,199
Calder Casino	18,695	18,443	77,421	77,003
Fair Grounds Slots	9,084	9,951	38,408	40,774
VSI	9,329	8,412	36,913	33,653
Saratoga	180	—	416	—
Total Casinos	80,435	78,506	332,299	328,294
TwinSpires	43,759	40,907	200,168	190,333
Big Fish Games
Casino	48,017	7,627	193,428	7,627
Casual free-to-play	41,313	2,098	125,321	2,098
Premium	24,386	4,130	94,936	4,130
Total Big Fish Games	113,716	13,855	413,685	13,855
Other Investments	4,436	4,261	16,636	17,125
Corporate	179	209	910	1,158
Net revenue from external customers	$272,387	$168,122	$1,212,301	$812,218
Intercompany net revenue:
Racing:
Churchill Downs	$1,530	$1,187	$7,832	$7,038
Arlington Park	954	972	5,063	5,767
Fair Grounds	437	345	1,306	1,089
Calder	—	—	—	707
Total Racing	2,921	2,504	14,201	14,601
TwinSpires	251	244	1,032	958
Other Investments	852	1,193	3,532	4,130
Eliminations	(4,024)	(3,941)	(18,765)	(19,689)
Net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2015 and 2014 amounts)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per common share data)	2015	2014	2015	2014
Reconciliation of Segment Adjusted EBITDA to comprehensive income (loss):
Racing	$(4,440)	$(5,440)	$71,841	$61,160
Casinos	26,737	22,744	108,516	101,106
TwinSpires	9,867	10,147	51,533	45,282
Big Fish Games	26,459	3,837	108,018	3,837
Other Investments	(72)	(1,382)	(37)	(3,857)
Corporate	986	(1,392)	(4,253)	(5,037)
Total Segment Adjusted EBITDA	59,537	28,514	335,618	202,491
Change in Big Fish Games deferred revenue	(7,551)	(4,497)	(39,554)	(4,497)
Big Fish Games adjustments	(4,338)	(10,193)	(21,748)	(10,193)
Stock-based compensation expense	(3,269)	(1,363)	(13,849)	(11,931)
MVG interest expense, net	(473)	(590)	(2,098)	(2,546)
Calder exit costs	(364)	—	(13,854)	(2,298)
Other charges and recoveries, net	(281)	(5,028)	5,833	(5,429)
Depreciation and amortization	(27,577)	(19,933)	(109,706)	(68,257)
Interest income (expense), net	(7,449)	(5,730)	(28,553)	(20,822)
Income tax provision	(727)	5,013	(46,892)	(30,161)
Net income (loss)	7,508	(13,807)	65,197	46,357
Foreign currency translation, net of tax	(106)	(125)	(463)	(125)
Comprehensive income (loss)	$7,402	$(13,932)	$64,734	$46,232

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited except year ended 2015 and 2014 amounts)

Corporate allocated expense	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2015	2014	2015	2014
Racing	$(1,149)	$(1,138)	$(6,591)	$(6,821)
Casinos	(2,373)	(2,279)	(8,360)	(8,129)
TwinSpires	(1,323)	(1,202)	(5,049)	(4,775)
Big Fish Games	(750)	—	(3,000)	—
Other Investments	(148)	(148)	(483)	(495)
Corporate allocated expense	5,743	4,767	23,483	20,220
Total Corporate allocated expense	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2015	2014	2015	2014
Casino revenue	$32,896	$29,715	$130,327	$126,374
Non-casino revenue	1,264	1,424	6,568	6,257
Net revenues	34,160	31,139	136,895	132,631
Operating and SG&A expense	24,288	23,530	98,688	97,648
Adjusted EBITDA	9,872	7,609	38,207	34,983
Depreciation & amortization	3,239	1,984	12,816	12,299
Pre-opening expenses	—	—	—	54
Operating income	6,633	5,625	25,391	22,630
Interest and other expense, net	(947)	(1,175)	(4,197)	(4,829)
Net income	$5,686	$4,450	$21,194	$17,801

Reconciliation of operating income (loss) to Churchill Downs' Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating income	$6,633	$5,625	$25,391	$22,630
Pre-opening expense	—	—	—	54
	6,633	5,625	25,391	22,684
Churchill Downs' Adjusted EBITDA	$3,317	$2,813	$12,696	$11,342

	December 31,
	2015	2014
Assets
Current assets	$24,502	$24,096
Property and equipment, net	119,675	130,868
Other assets, net	106,660	105,906
Total assets	$250,837	$260,870

Liabilities and Members' Equity
Current liabilities	$21,620	$16,783
Current portion of long-term debt	8,333	8,332
Long-term debt, excluding current portion	20,520	26,584
Other liabilities	75	75
Members' equity	200,289	209,096
Total liabilities and members' equity	$250,837	$260,870